                                                                     Exhibit 4.9


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT), (B) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501
(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO EARTHWATCH INCORPORATED OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $100,000. AN OPINION OF COUNSEL ACCEPTABLE TO EARTHWATCH INCORPORATED THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS
NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO EACH OF THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH INSTITUTIONAL ACCREDITED INVESTOR THAT IS NOT A QIB WILL ALSO BE REQUIRED TO EFFECT ANY TRANSFER OF THIS NOTE THROUGH MORGAN, STANLEY & CO. INCORPORATED. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

THIS GLOBAL NOTE IS HELD BY THE TRUSTEE, AS CUSTODIAN FOR THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE), IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE AND (II) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF EARTHWATCH INCORPORATED.

                            EARTHWATCH INCORPORATED

                         12 1/2% Senior Note Due 2005

                                                   CUSIP No. 270324AB2

No. 1

          Issue Date Under Internal Revenue Code (the "Code"): April 14, 1999

          EARTHWATCH INCORPORATED, a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of seventy-two million United States Dollars ($72,000,000) on March 1, 2005.

          The following information is supplied for purposes of Sections 1273 and 1275 of the Code:

Issue Date under Code: April 14, 1999    Original issue discount under Section
                                         1273 of the Internal Revenue Code
Yield to maturity for period from        (for each $ 1,000 principal amount at
Issue Date to March 1, 2005: 12.78%      Maturity Date): $679.93

                                         Issue Price (for each $1,000 principal
                                         amount at Maturity Date): $695.07

         Interest Payment Dates:         March 1 and September 1, commencing
                                         September 1, 1999.

           Regular Record Dates:         February 1 and August 1.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which provisions shall have the same effect as if set forth hereon.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.



                                   EARTHWATCH INCORPORATED

Date: April 14, 1999               By: /s/ Herbert F. Satterlee III
                                      ------------------------------------
                                      Name:
                                      Title:


This is one of the 12 1/2% Senior Notes due 2005 described in the within-mentioned Indenture.

                                   THE BANK OF NEW YORK, Trustee


                                   By: /s/ [SIGNATURE ILLEGIBLE]^^
                                      ------------------------------------
                                      Authorized Signatory

                                   Date of Authentication: April 14, 1999

                            [REVERSE SIDE OF NOTE]

                            EARTHWATCH INCORPORATED

                         12 1/2% Senior Note due 2005

1.  Principal and Interest.

          EarthWatch incorporated (the "Company") will pay the principal of this Note on March 1, 2005. The aggregate original principal amount of all Notes on the Issue Date is $50,044,789. The principal amount of all the Notes on the Maturity Date is $72,000,000.

          Until the principal amount hereof (including any Accreted Interest) is fully paid, the Company promises to pay or provide for interest on the principal amount of this Note (including any Accreted Interest) on each Interest Payment Date in the manner set forth in this paragraph 1. Interest on the principal amount of the Notes (including any Accreted Interest) shall accrue at the rate of twelve and one half percent (12.5%) per annum (the "Interest Rate") and shall be payable in U.S. dollars in cash, or duly provided for in the form of Accreted Interest as set forth below in this paragraph 1, in arrears on March 1 and September 1 of each year (each an "Interest Payment Date"); provided that the first Interest Payment Date shall be September 1, 1999. For each Interest Payment Date occurring prior to September 1, 2002 (an "Accretion Interest Payment Date"), an amount (all such amounts being referred to herein as "Accreted Interest") equal to the accrued and unpaid interest for the period from and including the immediately prior Accretion Interest Payment Date (or in the case of the Accretion Interest Payment Date of September 1, 1999, from the date of issuance of this Note) to such Accretion Interest Payment Date shall be added to the principal amount of the Note. Such Accreted Interest shall constitute principal for all purposes of this Note and the Indenture. For the Interest Payment Date occurring on September 1, 2002 and on each subsequent Interest Payment Date, interest shall be payable in U.S. Dollars in cash. Interest shall be computed on the basis of a 360 day year comprised of twelve 30 day months. For the avoidance of doubt, assuming that there occurs no event causing the incurrence of interest at the Default Rate (as defined below), on the Issue Date and on each Accretion Interest Payment Date, the accreted principal amount of each Note in respect of each $1,000 in principal amount of such Note at the Maturity Date shall be the amount set forth opposite such date below:

Accretion Interest Payment Date    Accreted Value
------------------------------    --------------
Issue Date                              $695.067
September 1, 1999                       $738.508
March 1, 2000                           $784.665
September 1, 2000                       $833.706
March 1, 2001                           $885.813
September 1, 2001                       $941.176
March 1, 2002                         $1,000.000


          The Company shall pay interest on overdue principal and premium, if any, and (to the extent lawful) interest on overdue installments of interest at the rate per annum of 13.5% (the "Default Rate").

2. Method of Payment.

          The Company will pay principal as provided above and interest on each Interest Payment Date to the persons who are Holders (as reflected in the Register at the close of business on each February 1 and August 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration or transfer or exchange after such Regular Record Date; provided that, with respect to payment of principal, the Company will not make payment to the Holder unless this Note is surrendered to the Paying Agent.

          The Company will pay principal, premium, if any, and as provided above, interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3. Paying Agent and Registrar.


          Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent and Registrar without notice in accordance with the Indenture. The Company, any Affiliate or any Subsidiary thereof may act as the Paying Agent or Registrar.

4. Indenture; Limitations.

          The Company issued the Notes under an Amended and Restated Indenture dated as of April 8, 1999 (the "Indenture"), between the Company and The Bank of New York, trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

          The Notes are senior indebtedness of the Company and are secured by the First QuickBird Launch Insurance pursuant to and as provided in the Security Documents.

5. Redemption.


          The Notes may be redeemed at the election of the Company, in whole or in part, on March 1, 2002 and from time to time thereafter prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address as it appears in the Register, in amounts of $ 1,000 or an integral multiple of $ 1,000, at the Redemption Prices (expressed as percentages of principal amount in respect of such Notes at the Redemption Date (including any Accreted Interest) thereof) set forth below, plus accrued and unpaid interest to the Redemption Date, if redeemed during the 12-month period beginning on March 1 of the years indicated below:

            Year                              Redemption Price
            ----                              ----------------
            2002                                 106.250%
            2003                                 103.125%
            2004                                 101.5625%
            2005                                 100.00%


6. Notice of Redemption.

          Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its last address as it appears in the Register. Notes in original denominations larger than $ 1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

7. Repurchase upon Change of Control.


          Upon the occurrence of any Change of Control, the Company will be obligated to make an offer to purchase all outstanding Notes pursuant to the Offer to Purchase described in the Indenture at a purchase price equal to 101% of the aggregate principal amount thereof at the relevant Payment Date (including any Accreted Interest), plus, without duplication, accrued and unpaid interest, if any, to the Payment Date (the "Change of Control Payment").

          A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder of Notes at such Holder's registered address as it appears in the Register. Notes in original denominations larger than $1,000 may be sold to the Company in part; provided that Notes will only be issued in denominations of $1,000 principal amount at maturity or integral multiples thereof. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

8. Denomination, Transfer; Exchange.

          The Notes are in registered form without coupons in denominations of $1,000 of principal amount at maturity or an integral multiple thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed is made. This Note is a Global Note.

9. Persons Deemed Owners.

          The Holder of this Note shall be treated as the owner of this Note for all purposes.

10. Unclaimed Money.


          If money for the payment of principal, premium, if any, and interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11. Discharge Prior to Redemption or Maturity.

          If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or Stated Maturity, the Company will be discharged from certain covenants set forth In the Indenture.

12. Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

13. Restrictive Covenants.

          The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries, among other things, to create Liens; make certain Restricted Payments; or enter into certain Sale-Leaseback transactions. Within 90 days after the end of the last fiscal quarter of each year, the Company must report to the Trustee on compliance with such limitations. Notwithstanding any other provision of the Indenture or the Notes, neither the consummation of the Recapitalization Transaction, nor the execution, delivery or performance of any of the Transaction Documents is prohibited or restricted by any term, covenant, condition, or provision of the Indenture, the Original Indenture, the Notes, the Original Notes or the Security

Documents, will constitute a Default or Event of Default or shall require the prepayment of the Notes.

14. Successor Persons.

          Generally, when a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

15. Defaults and Remedies.

          The following events will be defined as "Events of Default" in the
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) failure to make or consummate an Offer to Purchase in accordance with
Section 4.6 of the Indenture; (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount at maturity of the Notes; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $1,000,000 or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default and/or
(III) with respect to any Permitted Specified Indebtedness, there shall occur any default in the performance or observance of any term, condition, covenant or agreement contained therein or any agreement relating thereto, or any other event specified in any such Indebtedness or agreement, if the effect thereof is to cause, or permit the holder or holders of such Indebtedness (or any trustee or other representative of any such holder(s)) to cause such Indebtedness to become due prior to its stated maturity; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $ 1,000,000 in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $1,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

(B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or (for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;
(h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors or (i) failure of insurance proceeds to be paid to the Collateral Trustee in the event of a launch failure.

          If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company, the principal amount of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount at maturity of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

          The Holders of at least a majority in aggregate principal amount at maturity of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the In-denture or the Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;
(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

16. Trustee Dealings with Company.

          The Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.

17. No Recourse Against Others.

          No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

18. Authentication.

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

19. CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

           This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to EarthWatch Incorporated, 1990 Pike Road, Longmont, Colorado 80501, Attention: President.

                                  SCHEDULE A

                 SCHEDULE OF PRINCIPAL AMOUNT OF INDEBTEDNESS
                            EVIDENCED BY THIS NOTE

           The initial principal amount of indebtedness evidenced by this Note shall be $50,044,789. The following decreases/increases in the principal amount evidenced by this Note have been made:

Date of      Decrease in   Increase in   Total Principal      Notation Made
Decrease/    Principal     Principal     Amount of this       by or on
Increase     Amount of     Amount of     Global Note Fol-     Behalf of
--------     this Global   this Global   lowing such          Trustee
             Note          Note          Decrease/Increase    -------
             ----          ----          -----------------

----------   -----------   -----------   ------------------   -----------------
----------   -----------   -----------   ------------------   -----------------
----------   -----------   -----------   ------------------   -----------------
----------   -----------   -----------   ------------------   -----------------
----------   -----------   -----------   ------------------   -----------------
----------   -----------   -----------   ------------------   -----------------
----------   -----------   -----------   ------------------   -----------------
----------   -----------   -----------   ------------------   -----------------
----------   -----------   -----------   ------------------   -----------------
----------   -----------   -----------   ------------------   -----------------
----------   -----------   -----------   ------------------   -----------------
----------   -----------   -----------   ------------------   -----------------
----------   -----------   -----------   ------------------   -----------------
----------   -----------   -----------   ------------------   -----------------
----------   -----------   -----------   ------------------   -----------------
----------   -----------   -----------   ------------------   -----------------

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to
Section 4.6 of the Indenture, check the box: [_]

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.6 of the Indenture, state the amount (in principal amount at maturity):
$_________________($1,000 or integral multiple thereof).

Date: ___________

Your Signature: ________________________________________________________________

Signature Guarantee: __________________________